Exhibit 99.1






                                                           FOR IMMEDIATE RELEASE

           AMREP CORPORATION COMPLETES ACQUISITION OF PALM COAST DATA
           ----------------------------------------------------------

Princeton, NJ, January 16, 2007 - AMREP Corporation (NYSE - AXR) today reported that its subsidiary, Kable Media Services, Inc. ("Kable"), has completed its acquisition of Palm Coast Data Holdco, Inc. ("Palm Coast Data"). The total consideration was approximately $92.0 million plus an additional amount for working capital and certain other adjustments preliminarily estimated at $3.7 million.

The acquisition was financed with a combination of internal funds and borrowings, including funds borrowed under an amendment to an existing Kable credit facility with LaSalle Bank National Association that was entered into in connection with the closing of the acquisition.

"The acquisition of Palm Coast Data is a substantial step forward in Kable's strategy as a leading provider of fulfillment and magazine distribution services," said Kable president Michael Duloc. "Palm Coast Data has a strong market presence and an excellent reputation with its customers. The merger with Kable will enable the combined businesses to provide even more efficient service to their clients and will create a strong platform for future growth."

John Meneough, president of Palm Coast Data, said "Joining with Kable gives Palm Coast a great opportunity to grow the business. Kable has a strong management team and has established an impressive record in delivering innovative solutions to its customers. We share this team's vision for the future and are excited by the opportunities this brings Palm Coast to provide additional value to our customers." Mr. Meneough will serve as president and chief operating officer of the combined Kable and Palm Coast fulfillment operations.

About AMREP Corporation:

AMREP Corporation is primarily engaged in two businesses: land development and magazine and product service operations. Its AMREP Southwest subsidiary is a major landholder and a leading developer of real estate in New Mexico. It is the founder of Rio Rancho, now the third largest city in New Mexico, where the focus of its current activity is on the entitlement, development and sale of land for residential, commercial and industrial uses. Its Kable Media Services business, which was founded in 1932, has major locations in Illinois, Colorado, Ohio and New York City, and provides an array of magazine and product fulfillment and fulfillment-related services to publishers and others and distributes magazines, both in the United States and elsewhere in the world.

About Palm Coast Data:
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Palm Coast  Data,  LLC,  located in the  Florida  city of Palm  Coast,  has been providing services to the magazine publishing industry since 1984 and is a leading provider of such services in the United States. The bulk of the company's business comes from the publishing industry with a smaller share coming from membership organizations and product marketers. Palm Coast Data, LLC is a wholly-owned subsidiary of Palm Coast Data Holdco, Inc.

                                       ***

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by AMREP or on its behalf. These statements are made on the basis of management's views and assumptions; as a result, there can be no assurance that management's expectations will necessarily come to pass. The actual financial impact of the transaction and other actual events and developments could differ materially from those expressed or implied in forward-looking statements. Important factors that could cause actual operating performance or financial condition or other actual events or developments to differ from those expressed or implied in the forward-looking statements include, but are not limited to, the ability of Kable to successfully integrate Palm Coast Data into its operations. Investors are also directed to consider the risks and uncertainties discussed in other documents AMREP has filed with the Securities and Exchange Commission. AMREP does not undertake to update any forward-looking statement that may be made from time to time by or on its behalf.

CONTACT:               AMREP Corporation
                       Peter M. Pizza
                       Vice President and Chief Financial Officer
                       (609) 716-8210